UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2007

NALCO FINANCE HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware

333-119231

61-1464558

(State of Incorporation)

(Commission File Number)

(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL

60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: On February 20, 2007, Nalco Holding Company filed a Current Report on Form 8-K that omitted some compensation for John L Gigerich, a named executive officer. This amendment is filed solely for the purpose of including the missing information.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2007, the Compensation Committee of Nalco Holding Company, parent of Nalco Finance Holdings LLC, granted John L. Gigerich 5,519 performance shares of Nalco Holding Company stock at a price of $24.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO FINANCE HOLDINGS LLC

/s/ Stephen N. Landsman

Secretary

Date: February 21, 2007